Exhibit 99.2

CALPIAN, INC.

(U.S. OPERATONS ONLY)

COMBINED CARVE-OUT BALANCE SHEET

	September 30, 2015	March 31, 2015
	(Unaudited)
ASSETS
Current Assets
Cash and equivalents	$686,782	$559,585
Accounts receivable	295,350	505,353
Restricted cash	51,494	51,494
Other current assets	2,069,772	612,250
Total current assets	3,103,398	1,728,682
Property and equipment, net	198,167	241,397
Residual portfolios	6,636,577	7,387,356
Equity investments	389,927	241,288
Deferred financing costs	216,084	108,042
Other intangible assets, net	74,532	107,211
Other non-current assets	891,829	863,028
Total assets	11,510,514	10,677,004
LIABILITIES AND PARENTS' DEFICIT
Current Liabilities
Accounts payable	$884,212	$739,990
Accrued liabilities	1,021,761	902,960
Related party payables	833,435	717,486
Current portion of long-term debt	3,329,064	2,404,463
Total current liabilities	6,068,472	4,764,899
Long-term debt	11,539,995	12,159,796
Total liabilities	17,608,467	16,924,695
Commitments and contingencies (Note 11)
Parents' Deficit	(6,097,953)	(6,247,691)
Total liabilities and parents' deficit	$11,510,514	$10,677,004

The accompanying notes are an integral part of these combined carve-out financial statements.

1

CALPIAN, INC.

(U.S. OPERATIONS ONLY)

COMBINED CARVE-OUT STATEMENTS OF OPERATIONS

	Six Months Ended September 30,
	2015	2014
	(Unaudited)	(Unaudited)
Revenues
Residual portfolios	$1,304,236	$2,151,845
Processing fees	4,501,622	9,082,753
Other	1,035,721	841,305
Total revenues	6,841,579	12,075,903
Cost of revenues
Residual portfolio amortization	419,865	1,096,413
Processing and servicing	4,147,204	7,161,970
Other	265,347	349,232
Total cost of revenues	4,832,416	8,607,615
Gross profit	2,009,163	3,468,288
General and administrative expenses
Salaries and wages	1,429,184	1,957,752
Selling, general and administrative	3,088,490	4,180,431
Depreciation and amortization	82,113	88,438
Total general and administrative	4,599,787	6,226,621
Operating loss	(2,590,624)	(2,758,333)
Other income (expenses)
Interest expense	(1,294,035)	(1,627,669)
Gain on sale of assets	123,992	2,859,709
Total other income (expenses)	(1,170,043)	1,232,040
Net loss before income taxes	(3,760,667)	(1,526,293)
Income tax expense	—	—
Net loss	$(3,760,667)	$(1,526,293)

The accompanying notes are an integral part of these unaudited combined carve-out financial statements.

2

CALPIAN, INC.

(U.S. OPERATIONS ONLY)

COMBINED CARVE-OUT STATEMENTS OF CASH FLOWS

	Period ended September 30,
	2015	2014
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES
Net loss	$(3,760,667)	$(1,526,293)
Adjustments to reconcile net loss to cash used in operating activities
Gain on equity investment	(9,514)	(8,007)
Deferred financing cost amortization	108,142	108,142
Portfolio amortization	588,519	1,096,413
Subordinated note discount amortization	228,953	199,740
Depreciation and amortization	82,113	85,738
Gain on sale of assets	(123,992)	(2,859,709)
Impairment of intangibles and loss on equipment disposal	—	—
Impairment of goodwill	—	—
Stock based compensation	124,375	710,014
Deferred consulting fee amortization	615,441	205,842
Equity awards issued for services	1,572,616	96,499
Changes in operating assets and liabilities:
Accounts receivable	210,003	85,738
Other assets	(47,159)	27,534
Related party payables	115,949	(94,394)
Accounts payable	144,222	(149,597)
Accrued liabilities	118,801	(299,261)
Net cash (used in) operating activities	(32,198)	(2,321,601)
INVESTING ACTIVITIES
Contribution to equity method investment	17,400	(163,847)
Investment in residual portfolios	—	(3,093,400)
Proceeds from sale of residual portfolios	—	3,800,000
Purchases of property and equipment	(7,186)	(42,028)
Net cash provided by investing activities	10,214	500,725
FINANCING ACTIVITIES
Issuance of equity securities	3,535,000
Payments on notes payable and senior promissory notes	(1,924,154)	(3,870,000)
Borrowings on senior debt and promissory notes	2,000,000	999,950
Net investment (to) from parent	(3,461,665)	(1,420,158)
Change in restricted cash	—	1,386
Net cash provided by (used in) financing activities	149,181	(4,288,822)
Net change in cash and cash equivalents	127,197	(6,109,698)
Cash and cash equivalents at beginning of year	559,585	7,674,586
Cash and cash equivalents at end of year	$686,782	$1,564,888

The accompanying notes are an integral part of these combined carve-out financial statements.

3

CALPIAN, INC.

(U.S. OPERATIONS ONLY)

COMBINED CARVE-OUT STATEMENT OF PARENTS' DEFICIT

Balance, March 31, 2014	$(1,389,171)

Net investment by Parent (cash and non-cash items)	320,271
Net loss	(5,178,791)
Balance, March 31, 2015	(6,247,691)

Net investment by Parent (cash and non-cash items)	3,910,405
Net loss	(3,760,667)
Balance, September 30, 2015	$(6,097,953)

See accompanying notes to the combined carve-out financial statements.

4

CALPIAN, INC.
(U.S. OPERATATIONS ONLY)
NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS
For the six months ending September 30, 2015 and 2014

1 - OVERVIEW

U.S. Operations of Calpian, Inc.

Calpian, Inc. includes three business segments with two segments with principal operations in the United States (Residual Portfolios and Merchant Processing Services) and one segment with principal operations in India (Money-on-Mobile).

In these interim combined carve-out financial statements, references to the "U.S. Operations,” “we,” “us,” and “our” collectively refers to Calpian, Inc., its wholly-owned United States subsidiary, Calpian Commerce, Inc. (“Calpian Commerce”), and its partially-owned joint venture, Calpian Residual Acquisition, LLC. All inter-company accounts and transactions have been eliminated in the accompanying interim combined carve-out financial statements.

The U.S. Operations includes two distinct business segments: residual portfolios and merchant payment processing services. These carve-out combined financial statements exclude the financial results of Calpian, Inc.'s Money-on-Mobile business segment.

Residual portfolios

Small and medium-sized retail merchants typically buy credit card processing and acquiring services from independent sales organizations (“ISOs”). ISOs are sales agents authorized by one or more credit card processors to sell processing and acquiring services on their behalf. ISOs facilitate the merchant’s application for processing and acquiring services through approvals, credit checks, guarantees, etc. that are required before the merchant can be approved to accept consumer credit card payments. ISOs then receive payments from the processor, as a commission, based on a percentage of future credit card transaction dollars that are processed on behalf of those merchants gathered by the ISO. These future payment streams paid to the ISO by the processor are called residuals. We purchase portfolios of residuals from ISOs at a discounted present value rate, and then we collect the future cash payments from the processors as future credit card transactions occur.

Merchant payment processing services

Through Calpian Commerce, we are an integrated provider of merchant payment processing services and related software products throughout the United States. The segment delivers credit and debit card-based payment processing solutions, primarily to small and medium-sized merchants who operate either in physical business environment, over the Internet, or in mobile or wireless settings via cellular-based wireless devices that the segment sells.

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Preparation of Financial Statements

Due to the inherent limitations of carving out net assets and activities from a larger consolidated entity, these interim combined carve-out financial statements may not necessarily reflect the U.S. Operations’ financial position, results of operations, and cash flows for future periods, and they may not reflect the financial position, results of operations, and cash flows that would be realized had the U.S. Operations been a stand-alone entity and not part of a larger consolidated entity during the periods presented.

These interim combined carve-out financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S.”). The disclosures included in our accompanying interim financial statements and footnotes should be read in conjunction with our combined carve-out financial statements and notes thereto. Operating results for the six months ended September 30, 2015 are not necessarily indicative of the results that may be expected for the year ending March 31, 2016.

Use of Estimates and Judgments

The preparation of the unaudited combined carve-out financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Our management regularly evaluates estimates and judgments based on historical experience and other relevant facts and circumstances. Actual results could differ from those estimates. Significant estimates relate to the allowances for tax assets, the assumptions used to value stock option awards, estimates of future cash flows used to evaluate the fair value of long-lived assets, revenues earned from percentage of completion contracts and the period in which such revenues should be recorded, and the allocation of expenses to the U.S. Operations. Included in general and administrative expenses are the salaries and related expenses, office and selling, general and administrative expenses incurred by the U.S. Operations. Salaries and related expenses include the salaries, commissions, payroll taxes and employee benefits, executive level employees, administrative staff and other employees. Selling and general and general administrative expenses include selling costs, occupancy and maintenance, utilities, travel expenses, professional fees (including costs of being a public company) and other administrative costs.

5

Going Concern

The U.S. Operations’ interim combined carve-out financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The U.S. Operations has historically reported net losses for the years ended March 31, 2015 and 2014 and for the six months ended September 30, 2015. These conditions raise substantial doubt about the U.S. Operations' ability to continue as a going concern. The accompanying combined carve-out financial statements do not include any adjustments that might be necessary if the U.S. Operations is unable to continue as a going concern.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. We believe the carrying values of cash and equivalents, accounts receivable, other current assets, accounts payable, accrued expenses, and interest payable approximate their fair values. Additionally, we believe the carrying value of its senior notes, subordinated notes, and note payable approximate the estimated fair value for debt with similar terms, interest rates, and remaining maturities currently available to companies with similar credit ratings. We determined that there were no items to be measured at fair value on a recurring basis as of September 30 or March 31, 2015 ..

The estimated fair value of our common stock issued in share-based payments is measured by the more relevant of: (i) the prices received in private placement sales of our stock or; (ii) its publicly-quoted market price. We estimate the fair value of warrants, other than those included in common stock unit purchases, and stock options when issued or vested using the Black-Scholes option-pricing model which requires the input of highly subjective assumptions. Recognition in shareholders’ equity and expense of the fair value of stock options awarded to employees is on the straight-line basis over the requisite service period and, for grants to non-employees, when the options vest. The fair value of exercisable warrants on the date of issuance issued in connection with debt financing transactions or for services are deferred and expensed over the term of the debt or as services are performed.

Cash and Equivalents

We consider cash, deposits, and short-term investments with original maturities of three months or less as cash and equivalents. Our deposits at financial institutions at times exceed amounts covered by U.S. Federal Deposit Insurance Corporation insurance.

Restricted Cash

Amounts designated by management for specific purposes, including withholdings from merchants to collateralize their contingent liabilities and processing reserves, and by contractual terms of debt agreements are considered restricted cash. As of September 30 and March 31, 2015 we held as merchant reserves $51,494 for both periods.

Accounts Receivable

Accounts receivable represents the uncollected portion of amounts recorded as revenues. Management performs periodic analyses to evaluate all outstanding accounts receivable to estimate an allowance for doubtful accounts that may not be collectible, based on the best facts available to management. Management considers historical collection patterns, accounts receivable aging trends and specific identification of disputed invoices in its analysis. After all reasonable attempts to collect a receivable have failed, the receivable is directly written off. As of September 30 and March 31, 2015, the balance of the allowance for doubtful accounts was $69,310 for both periods, and there were no customers that possessed a balance greater than 10%.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization, using the straight-line method based on estimated useful lives of three to five years. Repairs and maintenance are charged to expense as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold, or otherwise disposed of, the asset's carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is reflected in the combined carve-out statements of operations.

6

Residual Portfolios

Residual portfolios represent investments in (purchases of) recurring monthly residual income streams derived from credit card processing fees paid by merchants in the United States indirectly to third parties. We purchase portfolios of recurring monthly residual income streams from ISOs as long-term investments. We value the recurring monthly residual income streams on a net present value basis and acquire the recurring monthly residual income stream through a negotiated agreement with the ISO. Residual portfolios are recorded at cost and amortized over an estimated 10 year life into Cost of revenues in the Statement of Operations. Each residual portfolio is amortized based on the percentage of actual cash received to total expected future cash flows adjusted for the expected attrition of the portfolio. The recurring monthly residual income streams are paid by processors to us on a monthly basis. Although history within the industry indicates the cash flows from such income streams are reasonably predictable, the future cash flows are predicated on consumers continued use of credit and debit cards to purchase goods and services from merchants having our service to accept electronic payments. Quarterly, we evaluate our cash flow estimates and prospectively adjust future amortization.

Deferred Consulting Fees

At various times, we have executed vendor agreements where common stock is issued for services. We record the estimated value of the services as Other Current Assets in the Unaudited Combined Carve-out Balance Sheet with a corresponding credit to Investment from parent. Subsequently, during the term of the contract, we record a charge to selling, general and administrative expense to the Unaudited Combined Carve-out Statement of Operations as the vendor services are performed and simultaneously records a corresponding decrease to the asset balance.

Deferred Financing Costs

We capitalize third-party costs paid to obtain its debt financing. Capitalized costs are then amortized using a straight-line basis over the related debt term into interest expense.

Intangible Assets

Intangible assets consist of software (excluding computer software), customer lists, trademarks, and domain names acquired through business combinations, or consists of software developed or obtained for internal use, as well as software intended for resale. Costs to develop internal use computer software during the application development stage are capitalized on a per project basis and are amortized on a straight line basis over its useful life. Capitalized costs for internally developed software during the six months ended September 30, 2015 and 2014 totaled $31,543 and $0, respectively.

Costs for software developed for resale are expensed as incurred until technological feasibility is established, capitalized once technological feasibility occurs, including costs for coding and testing, and expensed once the software is available for release to customers. Capitalized costs for software available for sale are amortized over the greater of the amounts computed for the (1) expected revenue to total anticipated revenue or (2) straight line basis over its estimated useful life. Capitalized costs for software developed for resale during the six months ended September 30, 2015 and 2014 totaled $0 and $40,072.

The weighted average amortization period is five years for customer lists, acquisition costs and trademarks, five years for internal use software, three years for software developed for resale and domain names are not amortized.

Capitalized finite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives. Indefinite-lived assets are not amortized, but reviewed at least annually for potential impairment.

Impairment of Long-Lived Assets

In addition to the annual goodwill impairment test, long-lived assets, including property and equipment and other intangible assets, are reviewed for possible impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. If such review indicates that the carrying amount of long-lived assets is not recoverable, the carrying amount of such assets is reduced to fair value. In addition to the recoverability assessment, we routinely review the remaining estimated useful lives of property and equipment and finite-lived intangible assets. If we reduce the estimated useful life assumption for any asset, the remaining unamortized balance would be amortized or depreciated over the revised estimated useful life. There were no adjustments to the carrying value or useful lives of long-lived assets (other than goodwill) during the six months ended September 30, 2015 or 2014.

7

Revenue Recognition

We recognize revenue when (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been performed; (3) the price is fixed or determinable; and (4) collectability is reasonably assured. The U.S. Operations have two primary revenue streams: residual portfolios and merchant payment processing fees.

The following revenue recognition policies define the manner in which we account for sales transactions by revenue category.

1.    Merchant Payment Processing Fees

We derive revenues primarily from the electronic processing of credit, charge and debit card transactions that are authorized and captured through third-party networks. Typically, merchants are charged for these processing services based on a percentage of the dollar amount of each transaction and in some instances, additional fees are charged for each transaction. Certain merchant customers are charged a flat fee per transaction and may also be charged miscellaneous fees, including fees for handling chargebacks, monthly minimums, equipment rentals, sales or leasing and other miscellaneous services. Processing fees are recorded as revenue in the period we receive payment for the transactions as this is when fees are considered earned.

Generally, revenues are reported gross of amounts paid to sponsor banks, as well as interchange and assessments paid to credit card companies (MasterCard and Visa), as we deem Calpian Commerce as the primary obligor, bearing the credit risk or the ultimate responsibility for the merchant accounts. Included in cost of goods and services sold are the expenses covering interchange and bank processing expenses directly attributable to processing fee revenues are recognized in cost of revenues in the same period as the related revenue. Revenues generated from certain portfolios are reported net of interchange, where we are not the primary obligor and may not have credit risk, or the ultimate responsibility for the merchant accounts.

2.    Residual portfolios

Residual portfolios represent investments in (purchases of) recurring monthly residual income streams derived from credit card processing fees paid by merchants in the United States indirectly to third parties. We purchase portfolios of recurring monthly residual income streams from ISOs as long-term investments. We value the recurring monthly residual income streams on a net present value basis and acquire the recurring monthly residual income stream through a negotiated agreement with the ISO. Residual portfolios are recorded at cost and amortized over an estimated 10 year life into cost of revenues. Each residual portfolio is amortized based on the percentage of actual cash received to total expected future cash flows adjusted for the expected attrition of the portfolio. The recurring monthly residual income streams are paid by processors to us on a monthly basis. Although history within the industry indicates the cash flows from such income streams are reasonably predictable, the future cash flows are predicated on consumers continued use of credit and debit cards to purchase goods and services from merchants having our service to accept electronic payments. Quarterly, we evaluate our cash flow estimates and prospectively adjust future amortization.

Income Taxes

Deferred income taxes are recognized for the future income tax effects of differences in the carrying amounts of assets and liabilities for financial reporting and income tax return purposes, including undistributed foreign earnings and losses, using enacted tax laws and rates. A valuation allowance is recognized if it is more likely than not that some or all of a deferred tax asset may not be realized. Tax liabilities, together with interest and applicable penalties included in the income tax provision, are recognized for the benefits, if any, of uncertain tax positions in the financial statements which, more likely than not, may not be realized.

Advertising

Advertising costs are expensed as incurred. During the six months ended September 30, 2015 and 2014, advertising expense was $22,941 and $27,722, respectively.

Variable Interest Entities

A variable interest entity ("VIE") is an entity that is evaluated for consolidation using more than a simple analysis of voting control. We consolidate our VIEs where we determine that we have both the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses or receive benefits from the VIE.

Recent Accounting Pronouncements

There are no recently issued accounting pronouncements not yet adopted or recently issued pronouncements that we expect to have a material effect on the presentation or disclosure of our future consolidated operating results, cash flows or financial condition.

8

3 - OTHER CURRENT ASSETS

	September 30, 2015	March 31, 2015
Current portion of deferred financing fees	$216,084	$216,084
Deferred consulting fees	1,747,080	242,399
Prepaid insurance and other	106,608	153,767
Total	$2,069,772	$612,250

4 - PROPERTY AND EQUIPMENT

	September 30, 2015	March 31, 2015
Equipment	$226,639	$219,446
Computer Software	157,345	157,345
Furniture and fixtures	26,552	26,541
Leasehold improvements	4,810	4,810
Subtotal	415,346	408,142
Less accumulated depreciation	(217,179)	(166,745)
Property and equipment, net	$198,167	$241,397

For the six months ended September 30, 2015 and 2014, depreciation expense was $57,748 and $52,558, respectively.

5 - RESIDUAL PORTFOLIOS

For the six months ended September 30, 2015 and 2014, CRA purchased residual portfolios totaling $0 and $3,093,400, respectively.

For the six months ended September 30, 2015 and 2014, amortization expense totaled $808,460 and $1,096,413, respectively.

6 - OTHER INTANGIBLE ASSETS, NET

	September 30, 2015	March 31, 2015
Software development costs	$190,072	$190,072
Trademarks	19,115	19,115
	209,187	209,187
Less accumulated amortization	(154,655)	(121,976)
Total	$54,532	$87,211

For the period ended September 30 and March 31, 2015, the weighted average amortization period is approximately 3 years. For the six months ended September 30, 2015 and 2014, amortization expense related to intangible assets was $32,679 for both periods.

At September 30 and March 31, 2015, other intangible assets not subject to amortization consisted of the following:

	September 30,	March 31,
	2015	2015
Domain names	20,000	20,000

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7 - OTHER NON-CURRENT ASSETS

	September 30,	March 31,
	2015	2015
Deposits held by lenders	$396,200	$396,200
Deposits held by processors	495,629	450,008
Security and vendor deposits	—	16,820
Total	$891,829	$863,028

8 - ACCRUED LIABILITIES

	September 30, 2015	March 31, 2015
Interest	$373,362	$329,360
Wages and benefits	142,667	475,394
Other	454,238	—
Professional fees	—	46,712
Merchant reserves	51,494	51,494
Total	$1,021,761	$902,960

9 - DEBT

	September 30, 2015	March 31, 2015
Senior credit facility	$6,600,000	$6,600,000
Senior promissory notes	3,769,009	4,093,162
Subordinated notes payable	3,200,000	4,800,000
Convertible promissory note	2,000,000	—
Subtotal	15,569,009	15,493,162
Less: debt discount	(699,950)	(928,903)
	14,869,059	14,564,259
Less: current portion	(3,329,064)	(2,404,463)
Long term debt	$11,539,995	$12,159,796

Senior Credit Facility

In November 2012, we entered into a $5.0 million senior credit facility, amended in March 2013 to $14.5 million. Outstanding balances under the senior credit facility accrue interest at an annual rate of 13.2%, payable monthly in arrears. On August 8, 2014, the facility was amended to extend interest only payments through September 2015; thereafter, principal is payable in 25 equal monthly installments, plus accrued interest, until maturity in October 2017. In addition, the facility is subject to a facility growth fee of 4% of new borrowings arranged by the lender and 2% if arranged by others.

During the six month periods ended September 30, 2015 and 2014, interest expense related to the senior credit facility, exclusive of accretion of debt discount and amortization of loan origination fees, was $435,600 and $802,857, respectively. For the period ending September 30, 2015 and 2014, amortized debt discount included in interest expense were $65,000 for both periods.

10

Additional borrowings under the senior credit facility are limited to the acquisition of credit card residuals in the United States. Qualifying borrowing amounts are also limited by certain multiples of the expected monthly gross cash flow of the residuals, as measured immediately following the acquisition. The senior credit facility is secured by substantially all of the U.S. Operations' assets. The facility requires maintaining a minimum of $200,000 in cash and equivalents and meeting certain financial and financial reporting covenants. We obtained a covenant waiver for its financial reporting convent. In addition, we maintain a reserve deposit with the lender of $396,200 at Sepetmber 30 and March 31, 2015, respectively, and is recorded in Other non-current assets in the combined carve-out balance sheet.

Loan origination fees related to our senior credit facility are amortized through September 2016, the maturity date of the facility before the extension dated August 8, 2014, and are included in interest expense. For the six months ended September 30, 2015 and 2014, amortized financing costs included in interest expense were $108,042 for each period. For the six months ended September 30, 2015 and 2014, we made principal payments on the senior credit facility of $0 and $3,870,000, respectively.

Senior Promissory Notes - Calpian Residual Acquisition, LLC

Calpian Residual Acquisition, LLC issued into $3.0 million and $1.0 million senior promissory notes to three investors in February 2014 and September 2014, respectively. Outstanding balances under the senior promissory notes accrue interest at an annual rate of 12%, payable monthly in arrears. Interest only is payable through February 2015; thereafter, principal is payable evenly for 48 months through maturity, February 2019. The $4.0 million notes are voluntarily convertible into common stock after December 31, 2014 at a conversion ratio of $2 per share of Calpian, Inc.'s common stock. In March 2015, Calpian Residual Acquisition, LLC issued $175,000 senior promissory notes with separate investors and accrue interest at an annual rate of 8%, payable monthly in arrears. Interest only is payable through March 2016; thereafter, principal is payable evenly for 48 months through maturity, March 2020.

During the six months ended September 30, 2015 and 2014, interest expense related to the senior promissory notes was $247,000 and $198,571, respectively. During the six months ended September 30, 2015 and 2014, debt discount accreted into interest expense was $60,689 and $44,794. During the six months ended September 30, 2015 and 2014, we made principal payments on the senior promissory notes of $324,153 and $0, respectively.

Subordinated Notes Payable

Our subordinated debt has been issued pursuant to a $3 million Subordinated Debt Offering and a separate $2 million Subordinated Debt Offering. Each offering is exempt from registration under Rule 506 of Regulation D of the Securities and Exchange Commission (“SEC”), as described in the Current Reports on Form 8-K filed on January 6, 2011 and August 10, 2012. The notes are secured by a first lien on substantially all of the U.S. Operations' assets, but are subordinated to the senior credit facility. The notes bear interest at a rate of 12% annually paid monthly in arrears.

On December 30, 2014, we amended the subordinated notes payable to extend the maturity to December 31, 2016. In consideration for the maturity extension, the notes were amended to add a conversion feature, which gives the note holder the option to convert the notes at a price equal to $1.00 per share of common stock. Furthermore, we have the option, upon three day prior written notice, to require the note holders to convert the outstanding principal of the note into Calpian Inc.'s common stock if the share price equals or exceeds $2.00 in any ninety (90) day trading period.

We also granted the note holders a warrant to purchase 200,000 shares of Calpian Inc.'s common stock for every $1,000,000 of outstanding principal at the time of the amendment. The 960,000 warrants were determined to have a fair value at the time of issuance of $442,400 using a Black Scholes valuation model. The modification date discount value is amortized over the remaining term of the modified debt, resulting in an effective interest rate of 16.75%. For the six months ended September 30, 2015 and 2014, amortized debt discount included in interest expense were $114,096 and $89,946, respectively.

Convertible Promissory Note

On September 30, 2015, the Company entered entered into a Loan and Security Agreement with Hall Phoenix/Inwood, Ltd., a Texas limited partnership (“Hall”), and made effective as of September 17, 2015, the date on which the Company received $2,000,000, and issued a convertible promissory note (the “Note”) secured by all the assets of the Company (the “Collateral”). Pursuant to the Agreement, Hall has the option to convert outstanding principal and unpaid accrued interest of the Note at a price per share equal to the lower of (a) $0.60 or (b) 85% of the average volume weighted price of the Company’s common stock for the ten trading days preceding the date on which Hall gives written notice of conversion to the Company.

As of November 1, 2015, the Company was in default under this Agreement as its senior secured debt was not paid in full by October 31, 2015. The Company obtained a waiver of default from Hall on November 30, 2015. The Company has since sold its U.S. Operations and is no longer in default of this agreement, see note 13 Subsequent events for additional details.

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10 - RELATED PARTIES

Support Services and Advances

ART Holdings, Inc. ("ART") has provided the U.S. Operations, since its startup period, with certain support services. Calpian, Inc.'s Chariman is also a director and officer of ART. It has been verbally agreed that payment for these services would accrue interest-free and be paid at a future date to be agreed on by the parties. At September 30, 2015 and 2014, amounts due to ART were $181,856 for both periods, and is included in Related party payables on our interim combined carve-out balance sheet.

Cagan McAfee Capital Partners, LLC

On January 1, 2011, we signed a two year management advisory agreement with Cagan McAfee Capital Partners, LLC (“CMCP”), an investment company owned and controlled by Laird Q. Cagan, a member of our Board of Directors and a significant shareholder. The nonexclusive agreement provides for CMCP advising us on an array of financial and strategic matters and provides for the services of Mr. Cagan as a member of our Board. Pursuant to the agreement, CMCP is to be paid $14,500 plus expenses each month as available cash flow permits. On December 10, 2013, the agreement was extended through December 2015 and shall continue month-to-month beyond that date and is thereafter terminable by either party with 30 days notice. Under the terms of the extension, interest is to accrue beginning January 1, 2013 on unpaid balances at the rate of 12% per annum. The amounts due, including interest, to CMCP were $535,630 and as of September 30 and March 31, 2015, respectively, and is accrued for in Related party payables on our interim combined carve-out balance sheet.

Cagan Capital, LLC

In 2011, Cagan Capital, LLC (“CCLLC”), an entity owned and controlled by Mr. Cagan, purchased $1.0 million of our subordinated notes payable and warrants to purchase up to 500,000 shares of our common stock at $1.00 per share on a cashless basis. The transaction was approved by Calpian Inc.'s Board of Directors. In connection with the extension of the maturity date of the subordinated notes in 2012, CCLLC was issued an additional 71,233 warrants to purchase shares of our common stock at $2.00 per share. In 2014, Mr. Cagan purchased $1.0 million of Calpian Residual Acquisition, LLC ("CRA") secured promissory notes payable and warrants to purchase up to 175,000 shares of Calpian common stock at $0.01 per share. The outstanding principal amount of this loan may be converted to Calpian Inc.'s common stock at any time by dividing the outstanding principal and any accrued interest by $2.00 per share.

11 - COMMITTMENTS AND CONTINGENCIES

LITIGATION

On December 18, 2015, Reinvention Capital Advisors Co. ("Reinvention" or “Plaintiff”) filed suit in the District Court of the Eastern District of Pennsylvania against the Company alleging breach of the financial advisory services agreement (“First Amended Agreement”) dated June 12, 2015, between the Company and Reinvention. Plaintiff alleged damages on the date the suit was filed of $500,996, including unpaid monthly advisory fees, unpaid expenses, and a success fee for the sale of Calpian’s U.S. Operation. The Company intends to defend this matter and, in its answer, the Company intends to deny material allegations and assert affirmative defenses.

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12 - BUSINESS SEGMENT INFORMATION

Management measures each of our business segments based on pretax results of operations using accounting policies consistent in all material respects with those described in Note 2 - Summary of Significant Accounting Policies. No inter-segment revenue is recorded. We operate two business segments:

(1)  Calpian, Inc., which acquires recurring monthly residual income streams derived from credit card processing fees paid by retail merchants in the U.S.; and

(2)  Calpian Commerce, an independent sales organization in the U.S. with merchant servicing revenue streams.

Our segments generally align with our revenue streams on the combined carve-out statements of operations , except for certain residual portfolio revenue generated in Calpian Commerce rather than in Calpian, Inc. For the six months ended September 30, 2015 and 2014, residual portfolio revenue recorded in Calpian Commerce was $346,835 and $460,170, respectively.

Management’s approach of organizing its segments is based on the way to best make operating decisions and assessing performance. During the six months ended September 30, 2014, Calpian Inc. sold a portion of its residual portfolio assets for cash proceeds of $3.8 million and resulted in a gain on sale of $2.9 million.

The following tables presents operating information by segment, reconciled to our interim combined carve-out loss before income taxes and equity investment loss, and segment assets.

	September 30,	March 31,
	2015	2015
Total assets:
Calpian, Inc.	$7,462,186	$6,011,330
Calpian Commerce	4,048,328	4,665,674
	$11,510,514	$10,677,004

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	Six months ended September 30,
	2015	2014
Revenue, net:
Calpian, Inc.	$991,940	$1,691,675
Calpian Commerce	5,849,639	10,384,228
	$6,841,579	$12,075,903
Cost of revenues:
Calpian, Inc.	$419,865	$621,836
Calpian Commerce	4,412,551	7,985,780
	$4,832,416	$8,607,616
Gross profit:
Calpian, Inc.	$572,075	$1,069,839
Calpian Commerce	1,437,088	2,398,448
	$2,009,163	$3,468,287
Purchases of property and equipment:
Calpian, Inc.	$—	$—
Calpian Commerce	7,186	42,028
	$7,186	$42,028
Depreciation and amortization (excluding portfolio amortization):
Calpian, Inc.	$—	$6,901
Calpian Commerce	82,113	78,837
	$82,113	$85,738
Interest expense:
Calpian, Inc.	$858,435	$955,167
Calpian Commerce	435,600	672,501
	$1,294,035	$1,627,668
Net loss:
Calpian, Inc.	$(3,305,310)	$(887,604)
Calpian Commerce	(455,357)	(630,682)
	$(3,760,667)	$(1,518,286)

13 - SUBSEQUENT EVENTS

Sale of U.S. Operations

On November 30, 2015, Calpian, Inc. sold substantially all of its U.S. Operations, as well as all of its merchant residual portfolios. The buyer assumed $9.0 million of the our debt and issued warrants to purchase 6.0 million shares of the Buyer's common stock.

Litigation

On December 18, 2015, Reinvention Capital Advisors Co. ("Reinvention" or “Plaintiff”) filed suit in the District Court of the Eastern District of Pennsylvania against the Company alleging breach of the financial advisory services agreement (“First Amended Agreement”) dated June 12, 2015, between the Company and Reinvention. Plaintiff alleged damages on the date the suit was filed of $500,996, including unpaid monthly advisory fees, unpaid expenses, and a success fee for the sale of Calpian’s U.S. Operation. Calpian is required to file its answer to the compliant on February 5, 2016. The Company intends to defend this matter and, in its answer, the Company intends to deny material allegations and assert affirmative defenses.

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